Distribution Solutions Group Announces $30 Million Increase
to Its Share Repurchase Program

FORT WORTH, TEXAS, November 17, 2025 - Distribution Solutions Group, Inc. (NASDAQ: DSGR) ("DSG" or the "Company"), a premier, specialty distribution company, announced that its Board of Directors has approved a common share repurchase authorization of an additional $30 million. This authorization is in addition to approximately $2.9 million still available under previous authorizations. During the first nine months through September 30, 2025, the Company has repurchased approximately $23.5 million of its common stock.

“We are excited to announce an increase to our stock repurchase authorization,” said Bryan King, Chief Executive Officer and Chairman of the Board. “The strength of our business prospects and our ability to generate strong free cash flow provide us with confidence to deploy capital in ways that we believe will enhance long-term shareholder value and provides us with the flexibility to repurchase shares when we believe we are undervalued in the marketplace. Our balance sheet continues to strengthen, and this repurchase authorization aligns with our broader capital allocation strategy.”

Repurchases may be made at management’s discretion from time to time on the open market or through privately negotiated transactions as part of the Company's ongoing capital allocation strategy.

About Distribution Solutions Group, Inc.

Distribution Solutions Group ("DSG") is a premier multi-platform specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), the original equipment manufacturer (OEM) and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, a leader in MRO distribution of C-parts, Gexpro Services, a leading global supply chain services provider to manufacturing customers, and TestEquity, a leader in electronic test & measurement solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves approximately 200,000 customers in several diverse end markets supported by approximately 4,400 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group, please visit www.distributionsolutionsgroup.com.

This release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the “safe-harbor” provisions under the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. The Terms "aim," "anticipate," "believe," "contemplates," "continues," "could," "ensure," "estimate," "expect," "forecasts," "if," "intend," "likely," "may," "might," "objective," "outlook," "plan," "positioned," "potential," "predict," "probable," "project," "shall," "should," "strategy," "will," "would,"

and variations of them and other words and terms of similar meaning and expression (and the negatives of such words and terms) are intended to identify forward-looking statements.

Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. DSG can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and DSG cautions readers not to place undue reliance on such statements. DSG undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Each forward-looking statement speaks only as of the date on which such statement is made, and DSG undertakes no obligation to update any such statement to reflect events or circumstances arising after such date. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Factors that could cause or contribute to such differences or that might otherwise impact DSG’s business, financial condition and results of operations include the risks that DSG may encounter difficulties integrating the business of DSG with the business of other companies that DSG has combined with or may otherwise combine with and that certain assumptions with respect to such business or transactions could prove to be inaccurate. Certain risks associated with DSG’s business are also discussed from time to time in the reports DSG files with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K or other reports the Company may file from time to time with the Securities and Exchange Commission, which should be reviewed carefully.

Contacts

Company:
Distribution Solutions Group, Inc.
Ronald J. Knutson
Executive Vice President, Chief Financial Officer and Treasurer
1-888-611-9888

Investor Relations:
Three Part Advisors, LLC
Steven Hooser / Sandy Martin
214-872-2710 / 214-616-2207

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